Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Deutsche DWS Securities Trust (formerly Deutsche Securities Trust) of our report dated January 24, 2019, relating to the financial statements and financial highlights, which appears in DWS RREEF MLP & Energy Infrastructure Fund’s (formerly Deutsche RREEF MLP & Energy Infrastructure Fund) Annual Report on Form N-CSR for the year ended November 30, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 22, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 183 to the Registration Statement of Deutsche DWS Securities Trust (formerly Deutsche Securities Trust) (Form N-1A, No. 002-36238) of our report dated December 20, 2018 on the financial statements and financial highlights of DWS Science and Technology Fund (formerly Deutsche Science and Technology Fund) (one of the funds constituting Deutsche DWS Securities Trust), included in the Fund’s Annual Report for the fiscal year ended October 31, 2018.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 22, 2019